Exhibit 10.2

FIFTH AMENDMENT
TO

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF GLOBAL NET LEASE OPERATING PARTNERSHIP, L.P.

THIS FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF GLOBAL NET LEASE OPERATING PARTNERSHIP, L.P. (this “Amendment”), effective as of June 2, 2018 (the “Effective Date”), is hereby entered into on July 19, 2018 by GLOBAL NET LEASE, INC., a Maryland corporation, as general partner (the “General Partner”) of GLOBAL NET LEASE OPERATING PARTNERSHIP, L.P., a Maryland limited partnership (the “Partnership”), for itself and on behalf of any limited partners of the Partnership.

WHEREAS, the Second Amended and Restated Agreement of Limited Partnership of the Partnership was entered into on June 2, 2015 (as now or hereafter amended, restated, modified, supplemented or replaced, the “Partnership Agreement”);

WHEREAS, Section 4.02(a) of the Partnership Agreement authorizes the General Partner to cause the Partnership to issue additional Partnership Units in one or more classes, or one or more series of any such classes, with such designations, preferences and relative, participating, optional or other special rights, powers, preferences and duties, including rights, powers, preferences an duties senior and superior to the then-outstanding Partnership Units as shall be determined by the General Partner, in its sole and absolute discretion without the approval of any Limited Partner or other Person;

WHEREAS, concurrent with entering into this Amendment, the General Partner will enter into the 2018 Advisor Multi-Year Outperformance Agreement (the “2018 OPP Agreement”) pursuant to which it will grant an award of LTIP Units to the Global Net Lease Advisors, LLC (the “Advisor”) with terms that are different from the terms of the LTIP Units granted to the Advisor as an award pursuant to the 2015 Advisor Multi-Year Outperformance Agreement (the “2015 OPP Agreement”);

WHEREAS, the Compensation Committee of the Board of Directors of the General Partner (the “Committee”) has determined that no LTIP Units issued pursuant to the 2015 OPP Agreement have been earned as of any Valuation Date (as defined in the 2015 OPP Agreement) and, therefore, all of those LTIP Units, representing all issued and outstanding LTIP Units prior to the time of such determination, will be forfeited automatically pursuant to the terms of the 2015 OPP Agreement and the Partnership Agreement immediately after the LTIP Units granted as an award pursuant to the 2018 OPP Agreement are issued;

WHEREAS, the award under the 2018 OPP Agreement consists of the issuance, effective as of June 2, 2018 (the Final Valuation Date (as defined in the 2015 OPP Agreement)), to the Advisor of 2,554,930 LTIP Units, which will be subject to vesting and forfeiture as provided in the 2018 OPP Agreement based on performance during the three-year period commencing on June 2, 2018, which was also the end of the period during which LTIP Units granted under the 2015 OPP Agreement ceased to be entitled to, and receive, distributions pursuant to Section 5.02(a)(i) of the Partnership Agreement;

WHEREAS, on the date of this Agreement, the Committee has authorized the Partnership to distribute to the Advisor an amount, with respect to each LTIP Unit issued pursuant to the 2018 OPP Agreement, equal to the Concurrent LTIP Distribution that would have been payable concurrently with the distributions per OP Unit paid to the holders of OP Units pursuant to Section 5.02(a)(i) of the Partnership Agreement for Partnership Record Dates after June 2, 2018 but prior to the date of this Agreement;

WHEREAS, pursuant to the authority granted to the General Partner pursuant to Section 4.02(a) and Article 14 of the Partnership Agreement, and as authorized by the Committee, which has been delegated certain power and authority of the Board of Directors of the General Partner, the General Partner desires to amend the Partnership Agreement to (i) set forth the designations, rights, powers, preferences and duties and other terms of the LTIP Units to be granted as an award pursuant to the 2018 OPP Agreement, (ii) issue the LTIP Units so granted by the General Partner to the Advisor and (iii) amend and restate Schedule A of the Partnership Agreement to accurately reflect the forfeiture of LTIP Units issued pursuant to the 2015 OPP Agreement and the issuance of LTIP Units pursuant to the 2018 OPP Agreement.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

1.         Article 1 of the Partnership Agreement is hereby revised by adding the following new defined terms:

““2018 OPP Agreement” means the 2018 Advisor Multi-Year Outperformance Agreement by and among the General Partner, the Partnership and Global Net Lease Advisors, LLC, dated as of July 17, 2018, as amended from time to time.”

““Catch-Up Distributions” has the meaning set forth in Section 5.02(a)(ii).”

““Determination Date” has the meaning set forth in the 2018 OPP Agreement.”

““Determination Period” has the meaning set forth in Section 5.02(a)(ii).”

““Determination Period LTIP Distributions” has the meaning set forth in Section 5.02(a)(ii).”

““Effective Date” has the meaning set forth in the 2018 OPP Agreement.”

2.         Article 1 of the Partnership Agreement is hereby revised by replacing the following defined terms in their entirety with the following new defined terms:

““LTIP Award” means each or any, as the context requires, award of LTIP Units pursuant to an OPP Agreement or otherwise having the economic rights and entitlements and such other rights and entitlements, and subject to the vesting, forfeiture and additional restrictions on transfer, as set forth in the applicable OPP Agreement, including any amendments thereto.”

““LTIP Unit” means a Partnership Unit which is designated as an LTIP Unit and which has the rights, preferences and other privileges designated in Section 5.01(c)(v) and Article XIII hereof and elsewhere in this Agreement in respect of holders of LTIP Units. The allocation of LTIP Units among the Partners shall be set forth on Schedule A, as the same may be amended from time to time.”

“OPP Agreement” means any outperformance award agreement entered into by and among the General Partner, the Partnership and any grantee thereunder, including, without limitation the 2018 OPP Agreement.”

3.         Section 5.01(a)(iii) of the Partnership Agreement is hereby revised by inserting the word “Vested” immediately prior to the second instance of the term “LTIP Unit.”

4.         Section 5.01(c)(v) of the Partnership Agreement is hereby amended by inserting “, Section 5.01(c)(iii)” immediately following the reference to “Section 5.01(c)(ii)” therein.

5.         Section 5.02(a)(ii) of the Partnership Agreement is hereby revised by replacing it in its entirety with the following new Section 5.02(a)(ii):

“(ii) second, if such Partnership Record Date is on or following the LTIP Unit Distribution Participation Date, 100% to the LTIP Unitholders pro rata until such time as the LTIP Unitholders have received distributions per Vested LTIP Unit pursuant to this Section 5.02(a)(ii) equal to the difference of (A) the cumulative distributions paid on an OP Unit, that was issued and outstanding as of the Effective Date, with a Partnership Record Date after the Effective Date and before the LTIP Unit Distribution Participation Date, and adjusted as necessary to reflect any Adjustment Events that occurred during that period prior to the Distribution Participation Date, minus (B) the aggregate Concurrent LTIP Distributions paid with respect to the Vested LTIP Unit (such distributions, the “Catch-Up Distributions”); provided that, because the number of Vested LTIP Units outstanding as of the LTIP Unit Distribution Participation Date will not be determinable until the Determination Date, the Partnership will, promptly after the Determination Date, distribute the Catch-Up Distributions, and the amount distributable with respect to Vested LTIP Units pursuant to Section 5.02(a)(iii) for distributions with a Partnership Record Date during the period from the LTIP Unit Distribution Participation Date up to and including the Determination Date (the “Determination Period,” and such distributions, the “Determination Period LTIP Distributions”)) ; provided further, that an LTIP Unitholder’s right to Catch-Up Distributions and Determination Period LTIP Distributions shall not prohibit the Partnership from making distributions pursuant to Section 5.02(a)(iii) with respect to OP Units or Class B Units prior to the time the Partnership makes any Catch-Up Distributions or Determination Period LTIP Distributions so long as any such distributions to holders of OP Units or Class B Units pursuant to Section 5.02(a)(iii) do not prevent the Partnership from making Catch-Up Distributions and Determination Period LTIP Distributions in full promptly after the Determination Date; and”

6.         Section 5.02(a)(iii) of the Partnership Agreement is hereby revised by inserting “subject to Section 5.02(a)(ii),” immediately after “thereafter,”.

7.         Article XIII of the Partnership Agreement is hereby revised by replacing each reference to “Section 5.01(c)(iv)” throughout Article XIII with a reference to “Section 5.01(c)(v)”.

8.         Article XIII of the Partnership Agreement is hereby revised by replacing each reference to “Section 18.01” throughout Article XIII with a reference to “Section 14.01”.

9.         Schedule A of the Partnership Agreement is hereby amended and restated in its entirety in the form attached hereto as Schedule A.

10.       The foregoing recitals are incorporated in and are made a part of this Amendment.

11.       Except as specifically defined herein, all capitalized terms shall have the definitions provided in the Partnership Agreement. This Amendment has been authorized by the General Partner pursuant to Article 14 of the Partnership Agreement and does not require execution by any Limited Partner or any other Person.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

GENERAL PARTNER:

GLOBAL NET LEASE, INC.

By:	/s/ James L. Nelson
	Name:	James L. Nelson
	Title:	Chief Executive Officer

[Signature Page to Fifth Amendment to Second Amended and Restated Agreement of Limited Partnership]

SCHEDULE A

(As of June 19, 2018)

Partner	Type of Interest	Type of Units	Number of Partnership Units	Percentage Interest
Global Net Lease, Inc. Address: 405 Park Avenue New York, New York 10022	General Partner Interest	OP Units	22,222	0.03%
	Limited Partner Interest	OP Units	67,284,393	96.31%
	Limited Partner Interest	Series A Preferred Units	5,413,665	N/A
Global Net Lease Advisors, LLC Address: 405 Park Avenue New York, New York 10022	Limited Partner Interest	LTIP Units	2,554,930	3.66%

TOTALS			69,861,545	100%